                                          October 13, 1999



Netegrity, Inc.
245 Winter Street
Waltham, MA  02451

Re: Registration Statement on Form S-3 Relating to 3,450,000 Shares of Common Stock
     ------------------------------------------------------------------

Dear Sir or Madam:

     We are counsel to Netegrity, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement"), covering the offer and sale of up to 3,450,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), pursuant to the terms described in the Registration Statement.

     The Shares consist of 3,000,000 shares of Common Stock being sold by the Company and certain selling stockholders and an additional 450,000 shares subject to an over-allotment option granted by the Company and the selling stockholders to the underwriters named in the prospectus (the "Prospectus") included in the Registration Statement.

     We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

     Based upon and subject to the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized

Netegrity, Inc.
October 13, 1999
Page 2






and, when sold pursuant to the Underwriting Agreement filed as an exhibit to the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."


                                           Very truly yours,



                                           /s/ Hutchins, Wheeler & Dittmar
                                           A Professional Corporation